Exhibit 4.2

TAKE-TWO INTERACTIVE SOFTWARE, INC.

4.375% Convertible Senior Notes due 2014

as Issuer

SUPPLEMENTAL INDENTURE

Dated as of June 3, 2009

to Indenture

Dated as of June 3, 2009

THE BANK OF NEW YORK MELLON

as Trustee

i

ii

iii

SUPPLEMENTAL INDENTURE dated as of June 3, 2009 between TAKE-TWO INTERACTIVE SOFTWARE, INC., a Delaware corporation, as issuer (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”) under the indenture dated as of June 3, 2009 between the Company and the Trustee (as amended and supplemented from time to time in accordance with the terms thereof, the “Original Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide, among other things, for the future issuance of the Company’s unsecured Securities from time to time in one or more series as might be determined by the Company under the Original Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Original Indenture;

WHEREAS, Section 2.02 of the Original Indenture provides for the Company to establish Securities of any series pursuant to an indenture supplemental, and 9.01 of the Original Indenture provides for the Company and the Trustee to enter into such indenture supplemental to establish the form or terms of Securities of such series as permitted by Article 2 of the Original Indenture without the consent of any Holders;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its “4.375% Convertible Senior Notes due 2014” (the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid and legally binding instrument in accordance with its terms and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

Definitions and Other Provisions of General Application

SECTION 1.01 Scope of Supplemental Indenture.  The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.  The provisions of this Supplemental Indenture shall supersede any corresponding provisions in the Original Indenture.

SECTION 1.02 Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)            the terms defined in this Article 1 shall have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)           all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture;

(iii)          all other terms used herein that are defined in the TIA, either directly or by reference therein, shall have the meanings assigned to them in the TIA;

(iv)          all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

(v)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Interest” has the meaning specified in Section 6.03.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 9.06(a).

“Adjustment Date” has the meaning specified in Section 9.04.

“Agent Members” has the meaning specified in Section 2.03(d)(v).

“Bid Solicitation Agent” means the financial institution appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 9.01(a)(ii). The Company will initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of that board.

“Business Day” means, solely for purposes of this Supplemental Indenture and notwithstanding the definition thereof in Section 1.01 of the Original Indenture, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Amount” has the meaning specified in Section 9.03(a).

“Cash Settlement” has the meaning specified in Section 9.03(a).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” has the meaning specified in Section 9.03(a).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, or such other Reference Property into which the Company’s common stock is reclassified or changed as set forth in Section 9.07.

“Conversion Agent” means the agency appointed by the Company to which Notes may be presented for conversion.  The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Date” has the meaning specified in Section 9.02(b).

“Conversion Notice” has the meaning specified in Section 9.02(b).

“Conversion Price” means, in respect of each $1,000 principal amount of Notes, as of any date, $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” means, initially 93.6768 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which any particular time its corporate trust business shall be administered, which office as of the date hereof is located at 101 Barclay Street, 8W, New York, New York 10286 Attention:  Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Daily Cash Amount” has the meaning set forth in Section 9.03(d).

“Daily Conversion Value” means, in respect of each $1,000 principal amount of Notes and for each of the fifty (50) consecutive Trading Days during the Observation Period for such Notes, 2% of the product of (i) the Conversion Rate on such Trading Day and (ii) the Daily VWAP of Common Stock on such Trading Day.

“Daily Settlement Amount” has the meaning set forth in Section 9.03(d).

“Daily VWAP” means, for each of the fifty (50) consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TTWO.UQ <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by the Company). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Depositary” means initially DTC until a successor shall have been appointed and become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter, “Depositary” shall mean such successor.

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning specified in Section 9.06(b).

“Event of Default” has the meaning set forth in the Original Indenture, as supplemented by the events set forth in Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor legislation.

“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

“Fair Market Value” means the amount that a willing buyer would pay to a willing seller in an arms’ length transaction, as determined by the Board of Directors.

“Fundamental Change” means the occurrence after the original issuance of the Notes of any of the following events:

(a)           a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries or the employee benefit plans of the Company or any such Subsidiary of the Company, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity; or

(b)           consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction where the holders of all classes of the Company’s Common Equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change; or

(c)           the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)           the Common Stock (or other common stock, American depositary receipts or American depositary shares underlying the Notes) ceases to be listed or quoted on The New York Stock Exchange or The NASDAQ Global Market.

provided, however, that a Fundamental Change as a result of clause (b) above will not be deemed to have occurred if at least 90% of the consideration received or to be received by the holders of the Company’s Common Stock, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of shares of Publicly Traded Securities and as a result of such transaction or transactions the Notes become convertible into such Publicly Traded Securities in accordance with Section 9.07, excluding cash payments for fractional shares (subject to the provisions set forth under Section 9.03).

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Expiration Time” has the meaning specified in Section 3.01(a)(1).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a)(1).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

“Global Note” means any Note that is in global form registered in the Security Register in the name of the Depositary or a nominee thereof.

“Indebtedness” means:

(i)            all of the Company’s indebtedness, obligations and other liabilities, contingent or otherwise, (A) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (B) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of the Company or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(ii)           all of the Company’s reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers’ acceptances;

(iii)          all of the Company’s obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the Company’s balance sheet;

(iv)          all of the Company’s obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the Company’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;

(v)           all of the Company’s obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(vi)          all of the Company’s direct or indirect guaranties or similar agreements by us in respect of, and all of the Company’s obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kinds described in clauses (i) through (v) above; and

(vii)         any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (i) through (vi) above.

“Indenture” means the Original Indenture, solely to the extent it governs the Notes, as supplemented by this Supplemental Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this Supplemental Indenture and any such supplemental indenture, respectively.

“Initial Notes” has the meaning specified in Section 2.01.

“Interest Payment Date” has the meaning specified in Section 2.03(c).

“Last Reported Sale Price” of the Common Stock or any other security on any date means:

(i)            the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock or such other security is traded; or

(ii)           if the Common Stock or such other security is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the Common Stock or such other security in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or a similar organization; or

(iii)          if the Common Stock or such other security is not so quoted, the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change as described in the definition thereof (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (b) of such definition).  For the avoidance of doubt, any transaction(s) or event(s) described in clause (b) of the definition of Fundamental Change will not constitute a Make-Whole Fundamental Change if at least 90% of the consideration received or to be received by the holders of the Company’s Common Stock, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of shares of Publicly Traded Securities and as a result of such transaction or transactions the Notes become convertible into such Publicly Traded Securities in accordance with Section 9.07, excluding cash payments for fractional shares (subject to the provisions set forth under Section 9.03).

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means June 1, 2014.

“Measurement Period” has the meaning set forth in Section 9.01(a)(ii).

“Merger Event” has the meaning set forth in Section 9.07.

“Notes” has the meaning set forth in the fourth paragraph of the recitals of this Supplemental Indenture.

“Observation Period” with respect to any converted Note means: (i) if the relevant Conversion Date occurs prior to December 1, 2013 and a Cash Settlement or a Combination Settlement applies to such conversion and the Company has not previously delivered a Redemption Notice, the fifty (50) consecutive Trading-Day period beginning on and including the second Trading Day after such Conversion Date, (ii) if the relevant Conversion Date occurs on or after December 1, 2013, and the Company has not previously delivered a Redemption Notice, and regardless of the Settlement Method, the fifty (50) consecutive Trading Days beginning on, and including, the 52nd Scheduled Trading Day immediately preceding the Maturity Date and (iii) if the relevant Conversion Date occurs on or after the date the Company has delivered a Redemption Notice (even if after December 1, 2013) and a Cash Settlement or Combination Settlement applies to such conversion, the fifty (50) consecutive Trading Days beginning on and including the 52nd Scheduled Trading Day immediately preceding the Redemption Date.

“open of business” means 9:00 a.m. (New York City time).

“Outstanding” shall have the meaning set forth in Section 2.10 of the Original Indenture other than any Notes repurchased by the Company as set forth in Section 4.02.

“Paying Agent” has the meaning set forth in the Original Indenture, which shall initially be the Trustee, and shall be the Person authorized by the Company to pay the principal amount of, interest on (including Additional Interest, if any), Redemption Price or Fundamental Change Repurchase Price of, any Notes on behalf of the Company.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and multiples thereof.

“Physical Settlement” has the meaning specified in Section 9.03(a).

“Preferred Stock” as applied to the Capital Stock of any Person means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Publicly Traded Securities” means shares of common stock, American depositary receipts or American depositary shares traded on the New York Stock Exchange or The NASDAQ Global Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change.

“Redemption Date” means, with respect to any Note to be redeemed, the date fixed for redemption by the Company in accordance with Section 10.01.

“Redemption Notice” has the meaning set forth in Section 10.03.

“Redemption Price” has the meaning set forth in Section 10.02.

“Reference Property” has the meaning specified in Section 9.07.

“Regular Record Date” means, with respect to any Interest Payment Date of the Notes, the May 15 and November 15 preceding the applicable June 1 and December 1 Interest Payment Date, respectively.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Supplemental Indenture.

“Schedule TO” means a Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Security Register” means the register of Securities kept by the Registrar in accordance with Section 2.05 of the Original Indenture.

“Settlement Method” means each of a Physical Settlement, a Combination Settlement or a Cash Settlement.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the Commission.

“Spin-off” has the meaning specified in Section 9.04(c)

“Stock Price” has the meaning specified in Section 9.06(b).

“Successor Company” has the meaning specified in Section 5.01(a).

“Trading Day” means, except as provided in Section 9.03(g) hereof, a day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5 million principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.  If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5 million principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

“Trigger Event” has the meaning specified in Section 9.04(b).

“Underwriters” mean J.P. Morgan Securities Inc., Barclays Capital Inc. and Citigroup Global Markets Inc.

“Underwriting Agreement” means the Underwriting Agreement, dated May 28, 2009, entered into by the Company and the Underwriters.

“Valuation Period” has the meaning set forth in Section 9.04(c).

SECTION 1.03 Incorporation by Reference of TIA.  This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder or Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

SECTION 1.04 Rules of Construction.  Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           “or” is not exclusive; and

(3)           “including” means including without limitation.

ARTICLE 2

The Notes

SECTION 2.01 Designation, Amount and Issuance of Notes.  The Notes shall be designated as “4.375% Convertible Senior Notes due 2014.”  The Notes will initially not exceed the aggregate principal amount of $138,000,000 except for Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Notes pursuant to Section 2.09 of the Original Indenture.  Upon the execution of this Supplemental Indenture, or from time to time thereafter, Notes may be executed by the Company and delivered to the Trustee for authentication.

The Company may, without the consent of the Holders of the Notes, hereafter issue additional notes (“Additional Notes”) under the Indenture with the same terms and, if permissible as a “qualified reopening” for U.S. federal income tax purposes, with the same CUSIP numbers as the Notes issued on the date of this Supplemental Indenture (the “Initial Notes”) in an unlimited aggregate principal amount.  Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes.

SECTION 2.02 Form of the Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes, the Conversion Notice, Fundamental Change Repurchase Notice and Assignment shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, hereto.  The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required by the custodian for the Global Notes, the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.03(d), all of the Notes will be represented by one or more Global Notes.  The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with the Indenture and the applicable procedures of the Depositary.  Except as provided in Section 2.03(d), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

Any Global Notes shall represent such of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Global Note, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture.  The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and the Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer.  The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders, and the Company may act as Paying Agent or Registrar for the Notes.

SECTION 2.03 Date and Denomination of Notes; Payment at Maturity; Payment of Interest.

(a)           Date and Denomination.  The Notes initially shall be issued in the form of one or more Global Notes without interest coupons in denominations of $1,000 principal amount and integral multiples thereof (i) registered in the name of Cede & Co., as nominee of the Depositary and (ii) delivered to the Trustee as custodian for the Depositary.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Notes attached as Exhibit A hereto.

(b)           Payment at Maturity.  The Notes shall mature on June 1, 2014, unless earlier redeemed, converted or repurchased in accordance with the provisions hereof.  On the Maturity

Date, each Holder shall be entitled to receive on such date $1,000 in cash for each $1,000 principal amount of Notes, together with accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Maturity Date.  With respect to Global Notes, principal and interest (including Additional Interest, if any) will be paid to the Depositary in immediately available funds.  With respect to any Physical Notes, principal and interest (including Additional Interest, if any) will be payable at the Company’s office or agency in New York City, which initially will be the Corporate Trust Office.  If the Maturity Date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue in respect of the delay.

(c)           Payment of Interest.  Interest on the Notes will accrue at the rate of 4.375% per annum, from June 3, 2009 until the principal thereof is paid or made available for payment.  Interest shall be payable on June 1 and December 1 of each year (each, an “Interest Payment Date”), commencing on December 1, 2009, to the Person in whose name a Note is registered on the Security Register at the close of business on any Regular Record Date immediately preceding the applicable Interest Payment Date.  If Notes are converted after the close of business on a Regular Record Date, Holders of such Notes at the close of business on such Regular Record Date will receive the interest and Additional Interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.  Notwithstanding the foregoing, any Notes or portion thereof surrendered for conversion after 5:00 p.m., New York City time, on the Regular Record Date for an Interest Payment Date but prior to 9:00 a.m., New York City time, on the immediately following Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest and Additional Interest, if any, otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made:

(i)  with respect to Notes converted after the close of business on the Regular Record Date immediately preceding the Maturity Date;

(ii)  if the Company has specified a Redemption Date pursuant to Section 10.01 that is after a Regular Record Date and on or prior to the third Scheduled Trading Day immediately following the corresponding Interest Payment Date;

(iii) if the Company has specified a Fundamental Change Repurchase Date pursuant to Section 3.01(a) that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or

(iv)  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to converted Notes.

Interest on the Notes will be computed on the basis of a three hundred sixty (360)-day year comprised of twelve (12) thirty (30)-day months.

The Company shall pay interest, including Additional Interest, if any, on:

(i)  any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;

(ii)  any Physical Notes having a principal amount of $5,000,000 or less, by check mailed to each Holder at its address in the Security Register; and

(iii)  any Physical Notes having a principal amount of more than $5,000,000, either by check mailed to each Holder at its address in the Security Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar to the contrary.

If an Interest Payment Date is not a Business Day, payment shall instead be made on the next succeeding Business Day, and no additional interest shall accrue in respect of the delay.

All references to “interest” in this Indenture shall be deemed to include Additional Interest, if any, that accrues in connection with the Company’s failure to comply with Section 2.05, if applicable, as provided by Section 6.03.

(d)           The following provisions shall apply only to Global Notes:

(i)            Notwithstanding any other provision in the Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in each case a successor Depositary has not been appointed by the Company within ninety (90) calendar days.  Any Global Note exchanged pursuant to this Section 2.03(d)(i) shall be so exchanged in whole and not in part.

(ii)           In addition, Physical Notes will be issued in exchange for beneficial interests in a Global Note upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner following the occurrence and continuation of an Event of Default.

(iii)          Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (i) or (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Notes or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary, pursuant to instructions form its direct or indirect participants or otherwise, shall designate and shall bear any legends required hereunder.  Any Global Notes to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar; provided that pending completion of the exchange of a Global Note, the Trustee acting as custodian for the Global Notes for the Depositary or its nominee with respect to such Global Notes, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Notes issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(iv)          In the event of the occurrence of any of the events specified in clause (i) above or upon any request described in clause (ii) above, the Company will promptly make available to the Trustee a sufficient supply of Physical Notes in definitive, fully registered form, without interest coupons.

(v)           Neither any members of, or participants in, the Depositary (the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Notes registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Notes for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Notes.

(vi)          At such time as all interests in a Global Note have been redeemed, repurchased, converted, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note.  At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, converted, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction.

(vii)         The Holder of Global Notes may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(viii)        None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a

Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  None of the Trustee, the Paying Agent or the Registrar shall have any responsibility for any actions taken or not taken by the Depositary or any Agent Member.

SECTION 2.04 Paying Agent to Hold Money in Trust.  Prior to each due date of the principal and interest (including Additional Interest, if any) on any Note, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary of the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest (including Additional Interest, if any) when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest (including Additional Interest, if any) on the Notes and shall notify the Trustee of any Default by the Company in making any such payment.  If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05 Reporting Requirement The first paragraph of Section 4.02 of the Original Indenture shall not apply to the Notes.  Instead, the Company shall file with the Trustee, within fifteen (15) calendar days after it is required to file them with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), documents or reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.  Documents filed by the Company with the Commission via its EDGAR system will be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR.  The Company also shall comply with the other provisions of Section 314(a) of the TIA.

SECTION 2.06 Transfer and Exchange The Registrar and the Trustee may require a Holder who transfers or exchanges a Note in accordance with Section 2.08 of the Original Indenture, among other things, to furnish appropriate endorsements and transfer documents.  No service charge shall be made to any Holder for any registration of, transfer or exchange of Notes, but the Company may require payment by the Holder of a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture. Neither the Company nor the Trustee nor any Security Registrar shall be required to exchange, issue or register a transfer of (a) any Notes surrendered for conversion (b) any Notes tendered for repurchase (and not withdrawn) or (c) any Notes selected for redemption.

ARTICLE 3

Repurchase of Notes

SECTION 3.01 Repurchase at Option of the Holder Upon a which Fundamental Change.  (a)  If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash any or all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or a multiple of $1,000, on a date (the “Fundamental Change Repurchase Date”) of the Company’s choosing that is not less than twenty (20) or more than thirty-five (35) calendar days after the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest (including Additional Interest, if any) thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).  If such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company shall instead pay the full amount of accrued and unpaid interest (including Additional Interest, if any) payable on such Interest Payment Date to the holder of record on the close of business on the corresponding Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased.  Repurchases of Notes under this Section 3.01 shall be made, at the option of the holder thereof, upon:

(1)           delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note by the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Expiration Time”); and

(2)           delivery or book-entry transfer of the Notes to the Paying Agent by the Fundamental Change Repurchase Expiration Time (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent in New York City, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice shall state:

(i)            if certificated, the certificate numbers of the Notes to be delivered for repurchase, or if not certificated, such Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures;

(ii)           the portion of the principal amount of Notes to be repurchased, which must be $1,000 or a multiple thereof; and

(iii)          that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the payment of the Fundamental Change Repurchase Price to the relevant Holders promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Notes.  If the such required repurchase date falls on a day that is not a Business Day, the Fundamental Change Repurchase Price shall be paid on the next succeeding Business Day, and no additional interest shall accrue in respect of the delay.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b)           On or before the tenth (10th) calendar day after the occurrence of a Fundamental Change, the Company shall mail or cause to be mailed to all Holders of the Notes, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  Such mailing shall be by first class mail.  The Company shall also deliver a copy of the Fundamental Change Company Notice to the Trustee, the Paying Agent and the Conversion Agent.  Simultaneously with providing such notice, the Company will publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

Each Fundamental Change Company Notice shall specify:

(i)            the events causing the Fundamental Change;

(ii)           the date of the Fundamental Change;

(iii)          the last date on which a Holder may exercise the repurchase right pursuant to this Article 3;

(iv)          the Fundamental Change Repurchase Price;

(v)           the Fundamental Change Repurchase Date;

(vi)          the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)         the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii)        that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Supplemental Indenture;

(ix)           the procedures that Holders must follow to require the Company to repurchase their Notes pursuant to this Article 3; and

(x)            the CUSIP, ISIN or other similar numbers, if any, assigned to the Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

SECTION 3.02 Withdrawal of Fundamental Change Repurchase Notice.  A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to the Fundamental Change Repurchase Expiration Time, specifying:

(1)           if Physical Notes have been issued, the certificate numbers of the Notes in respect of which such notice of withdrawal is being submitted, or if Physical Notes have not been issued, such notice of withdrawal must comply with appropriate Depositary procedures;

(2)           the principal amount of the Note with respect to which such notice of withdrawal is being submitted, which portion must be in principal amount of $1,000 or an integral multiple thereof; and

(3)           the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amount of $1,000 or an integral multiple thereof.

SECTION 3.03 Deposit of Fundamental Change Repurchase Price.  Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06 of the Original Indenture, an amount of cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.

If on the Fundamental Change Repurchase Date the Paying Agent holds cash or securities sufficient to pay the Fundamental Change Repurchase Price of the Notes that Holders have elected to require the Company to repurchase in accordance with Section 3.01, then, on the Fundamental Change Repurchase Date, such Notes will cease to be Outstanding, interest (including any Additional Interest, if any) will cease to accrue (whether or not book-entry transfer of the Notes is made or the Note is delivered to the Paying Agent) and all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or book-entry transfer of the Notes).  This will be the case whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent.

SECTION 3.04 Restrictions on Repurchases.  No Notes may be repurchased at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

SECTION 3.05 Notes Repurchased in Part.  Upon presentation of any Notes repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the portion of the Notes presented that is not repurchased.

SECTION 3.06 Covenant to Comply with Securities Laws Upon Repurchase of Notes.  The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, file the related Schedule TO or any other schedule required in connection with any offer by the Company to repurchase the Notes and comply with all other federal and state securities laws in connection with any offer by the Company to repurchase the Notes.

SECTION 3.07 Repayment to the Company.  To the extent that the aggregate amount of cash deposited by the Company pursuant to 0 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof that the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then, following the Fundamental Change Repurchase Date, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE 4

Covenants

SECTION 4.01 Additional Interest.  If Additional Interest is payable by the Company, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable.  Unless and until a Responsible Officer receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable.

SECTION 4.02 Repurchase and Cancellation.  To the extent permitted by law, the Company may repurchase any Notes in the open-market or by tender offer at any price or by private agreement.  The Company shall surrender any Notes repurchased by the Company to the Trustee for cancellation as provided by Section 2.12 of the Original Indenture and any such Notes repurchased by the Company shall be deemed to be no longer Outstanding.  Any Notes surrendered for cancellation by the Company shall not be reissued or resold.

ARTICLE 5

Successor Company

SECTION 5.01 When Company May Merge or Transfer Assets.  Notwithstanding Section 5.01 of the Original Indenture, the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another Person, unless:

(a)           the resulting, surviving or transferee Person (if not the Company) (the “Successor Company”) is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Successor Company (if not the Company) expressly assumes, by a supplemental indenture, all of the Company’s obligations under the Notes and the Indenture;

(b)           if as a result of such transaction the Notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or such Successor Company under the Notes and the Supplemental Indenture;

(c)           immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under the Indenture; and

(d)           the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 5.03.

SECTION 5.02 Successor to Be Substituted.  In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the surviving corporation and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and interest (including Additional Interest, if any) on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or satisfied by the Company, except in the case of a lease of all or substantially all of the Company’s properties and assets, such Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of this first part, and the Company shall be discharged from its obligations under the Notes and the Indenture.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer, upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

SECTION 5.03 Opinion of Counsel to Be Given Trustee.  Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 5.

ARTICLE 6

Defaults and Remedies

SECTION 6.01 Events of Default.  Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)           default in the payment of interest, including any Additional Interest, if any, on any Note when due and payable and the default continues for a period of 30 days;

(b)           default in the payment of the principal amount of any Note when due and payable on the Maturity Date, upon a redemption pursuant to Article 10, upon a repurchase at the option of the Holders pursuant to Article 3, upon declaration or otherwise;

(c)           failure by the Company to comply with its obligation to convert the Notes in accordance with Section 9.02 upon exercise of a Holder’s conversion right and such conversion default is not cured or such conversion is not rescinded within five (5) days;

(d)           failure by the Company to comply with its obligations under Article 5;

(e)           failure by the Company to mail a Fundamental Change Company Notice or notice to Holders required pursuant to Section 9.01(a)(ii), in each case when due;

(f)            failure by the Company for sixty (60) days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then Outstanding (a copy of which notice, if given by holders, also to be given to the Trustee) has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g)           default by the Company or any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed in excess of $10 million in the aggregate of the Company and/or any such Significant Subsidiary, whether such Indebtedness now exists or shall hereafter be created (i) resulting in such Indebtedness becoming or being declared due and payable (unless rescinded) or (ii) constituting a failure to pay the principal or interest of any such Indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise;

(h)           (i) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, (ii) the entry by a court having jurisdiction in the premises of a decree or order adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law or (iii) the appointment by a court having jurisdiction in the premises of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary, or ordering the winding up or liquidation of a Significant Subsidiary’s affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(i)            the commencement by the Company or by a Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or of a Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or by a Significant Subsidiary in furtherance of any such action; or

(j)            a final judgment for the payment of $50 million or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary, which judgment is not discharged or stayed within sixty (60) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

SECTION 6.02 Waiver of Past Defaults.  Notwithstanding Section 6.04 of the Original Indenture, the Holders of not less than a majority in principal amount of the Notes then Outstanding may, on behalf of all Holders, waive any past Default under the Indenture (except with respect to a Default described in Section 6.01(a), (b) or (c) of this Supplemental Indenture) and rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than a Default with respect to the nonpayment of the principal of and interest, including Additional

Interest, if any, as described in Section 6.01(a) and (b) herein, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

SECTION 6.03 Failure to Comply with Reporting Covenant.  Notwithstanding anything to the contrary in the Indenture, to the extent elected by the Company, the sole remedy for an Event of Default relating to (i) the Company’s failure to comply with its obligations as set forth under Section 2.05, or (ii) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the TIA any documents or reports that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, will after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (the “Additional Interest”) on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes Outstanding for each day during the 60-day period beginning on, and including, the occurrence of such an Event of Default during which such Event of Default is continuing.  If the Company makes such an election, such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes.  On the sixty-first (61st) day after the occurrence of such Event of Default (if the Event of Default relating to the Company’s obligations referred to in clauses (i) and (ii) of this Section 6.03 is not cured or waived prior to such sixty-first (61st) day), the Notes will be subject to acceleration as provided in Section 6.02 of the Original Indenture.  A Holder’s right to receive Additional Interest for an Event of Default relating to the Company’s failure to comply with its obligations referred to in clauses (i) and (ii) of this Section 6.03 will not affect the rights of the Holders in the event of an occurrence of any other Event of Default.  In the event the Company does not timely elect to pay the Additional Interest following an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in Section 6.02 of the Original Indenture.  To make such election to pay Additional Interest as the sole remedy during the first sixty (60) days after the occurrence of an Event of Default referred to in clauses (i) and (ii) of this Section 6.03, the Company must notify the Holders and the Trustee and the Paying Agent of such election prior to the beginning of such 60-day period.  Upon the Company’s failure to timely give such notice, the Notes will be immediately subject to acceleration as provided in Section 6.02 of the Original Indenture.

SECTION 6.04 Acceleration.  Notwithstanding Section 6.02 of the Original Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare 100% of the principal of and accrued and unpaid interest, including Additional Interest, if any, on all the Notes to be due and payable.  If an Event of Default specified in Section 6.01(4) or (5) of the Original Indenture or Article 6(h) and Article 6(i) of this Supplemental Indenture occurs, 100% of the principal of and accrued and unpaid interest, including Additional Interest, if any, on the Notes will automatically become due and payable.  Upon such a declaration, such principal and accrued and unpaid interest, including any Additional Interest, if any, will be due and payable immediately.

SECTION 6.05 Limitation on Suits.  Notwithstanding Section 6.07 of the Original Indenture, a Holder may enforce, and may institute and maintain any proceeding suitable to enforce, its right to receive payment of principal or interest, including any Additional Interest, when due, or the right to receive payment or delivery of the consideration due upon conversion.

SECTION 6.06 Notice of Defaults.

(a)           Notwithstanding the proviso in Section 7.05 of the Original Indenture, the Trustee will not be protected in withholding notice of a Default after the ninetieth (90th) day following the occurrence of the Default if such Default relates to the payment or delivery of the consideration due upon conversion.

(b)           Notwithstanding the last paragraph of Section 6.01 of the Original Indenture, the Company will deliver to the Trustee, within 30 days after it occurs, written notice in the form of an Officers’ Certificate of any event which with the giving of notice or the lapse of time would constitute an Event of Default, its status and what action the Company is taking or proposes to take with respect to it.

ARTICLE 7

Discharge

SECTION 7.01 Discharge of the Supplemental Indenture.  (a)  The satisfaction and discharge provisions set forth in this Article 7 shall, with respect to the Notes, supersede in their entirety Article 8 of the Original Indenture, and all references in the Original Indenture to Article 8 thereof and the satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 7 and the satisfaction and discharge provisions set forth in this Article 7, respectively.  When (i) the Company delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.09 of the Original Indenture) for cancellation or (ii) all Outstanding Notes have become due and payable, whether on the Maturity Date, on any Redemption Date, upon a repurchase pursuant to Article 3 hereof, upon conversion pursuant to Article 9 or otherwise, and the Company irrevocably deposits with the Trustee money sufficient to pay on the Maturity Date or Redemption Date or upon repurchase of all Outstanding Notes, including interest (and any Additional Interest, if any) thereon to the Maturity Date, the Redemption Date or the relevant Fundamental Change Repurchase Date, as the case may be (other than Notes replaced pursuant to Section 2.09 of the Original Indenture), and any shares of Common Stock, cash or a combination of cash and shares of Common Stock (or other property) due in respect of converted Notes, and if in each such case the Company pays all other sums payable hereunder by the Company, then this Supplemental Indenture shall, subject to Section 7.01(b), cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of this Supplemental Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 12.05 of the Original Indenture and at the cost and expense of the Company.

(b)           Notwithstanding clause (a) above, the Company’s obligations in Sections 2.07, 2.08, 2.09, 2.10, 7.07, and 7.08 of the Original Indenture and Section 2.04, Section 3.03 and Section 10.04(c) hereof and this Article 7 shall survive until the Notes have been paid in full.  Thereafter, the Company’s obligations in Section 7.07 of the Original Indenture shall survive such satisfaction and discharge.

SECTION 7.02 Application of Trust Money.  The Trustee shall hold in trust cash and any shares of Common Stock or other property due in respect of converted Notes deposited with it pursuant to this Article 7.  It shall apply the deposited money through the Paying Agent and in accordance with the Indenture to the payment of principal of and interest (including any Additional Interest) on the Notes or, in the case of any cash or shares of Common Stock (or other property) due in respect of converted Notes, in accordance with the Indenture in relation to the conversion of Notes pursuant to the terms hereof.

SECTION 7.03 Repayment to Company.  In addition to Section 8.03 of the Original Indenture, subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest (and any Additional Interest) and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money or securities must look to the Company for payment as general creditors.

SECTION 7.04 Reinstatement.  If the Trustee or Paying Agent is unable to apply any cash or to pay or deliver, as the case may be, cash or any shares of Common Stock (or other property) due in respect of converted Notes in accordance with this Article 7 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Supplemental Indenture, the Original Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 7 until such time as the Trustee or Paying Agent is permitted to apply all such cash and pay or deliver, as the case may be, cash or any shares of Common Stock (or other property) due in respect of converted Notes in accordance with this Article 7; provided, however, that, if the Company has made any payment of interest (including any Additional Interest) on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 8

Amendments

SECTION 8.01 Without Consent of Holders.  The Company and the Trustee may amend or supplement the Indenture (to the extent applicable to the Notes) or the Notes without notice to or the consent of any Holder:

(a)           to cure any ambiguity, omission, defect or inconsistency that does not adversely affect Holders of the Notes;

(b)           to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture;

(c)           to increase the Conversion Rate of the Notes;

(d)           to add guarantees with respect to the Notes;

(e)           to secure the Notes;

(f)        to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(g)       to make any change that does not adversely affect the rights of any Holder;

(h)       to comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; or

(i)        to conform the provisions of the Indenture and the form or terms of the Notes to the section entitled “Description of notes” as set forth in the final prospectus supplement related to the offering and sale of the Notes dated May 28, 2009.

SECTION 8.02 With Consent of Holders.  In addition to the amendments or supplements to the Indenture pursuant to Section 9.02 of the Original Indenture that require the consent of the Holder of each Outstanding Note affected thereby, without the consent of each Holder of an Outstanding Note affected (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), no amendment or supplement may:

(a)       reduce the Redemption Price or the Fundamental Change Repurchase Price or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(b)       impair the right of any Holder to receive payment of principal or interest, including Additional Interest, on such Holder’s Notes on or after the due dates therefor; or

(c)       make any change in the provision of this Section 8.02 which require each Holder’s consent or in the waiver provisions in Section 6.02.

ARTICLE 9

Conversion

SECTION 9.01 Right to Convert

(a)       Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, to convert the principal amount of any such Notes, or any portion of such principal amount which is $1,000 or an integral multiple of

$1,000 thereof at the Conversion Rate then in effect, (x) on or after December 1, 2013 through the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date and (y) prior to the close of business on the business day immediately preceding December 1, 2013, but only upon the satisfaction of one or more of the conditions set forth in clauses (i) through (v) below and only during the periods set forth below:

(i)            Prior to the close of business on the Business Day immediately preceding December 1, 2013, a Holder may surrender all or a portion of its Notes for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after July 31, 2009, if the Last Reported Sale Price of the Common Stock for at least twenty (20) Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price in effect on each applicable Trading Day.

(ii)           Prior to the close of business on the Business Day immediately preceding December 1, 2013, a Holder may surrender all or a portion of its Notes for conversion during the five (5) Business-Day period after any ten (10) consecutive Trading-Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 9.01(a)(ii), for each day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day.  The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes in accordance with this Section 9.01(a)(ii) unless requested by the Company, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.  At such time, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.  If the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each day the Company fails to do so.  If the Trading Price condition has been met the Company shall notify the Holders of the Notes in the manner provided in Section 9.11, the Trustee and the Conversion Agent.  If, at any time after the Trading Price condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date the Company shall so notify the Holders of the Notes in the manner provided in Section 9.11, the Trustee and the Conversion Agent.

(iii)          If, prior to the close of business on the Business Day immediately preceding December 1, 2013, the Company elects to:

(A)          issue to all or substantially all holders of Common Stock rights or warrants entitling them to subscribe for or purchase, for a period expiring within 45 days after the announcement date of such issuance, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of a share of Common Stock for the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of such issuance; or

(B)           distribute to all or substantially all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in each case, the Company shall notify the Holders of the Notes, in the manner provided in Section 9.11, at least fifty-five (55) Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender Notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately prior to such Ex-Dividend Date or the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time.

(iv)          If, prior to the close of business on the Business Day immediately preceding December 1, 2013, a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to repurchase the Notes under Section 3.01(a), or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company’s assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, Holders may surrender Notes for conversion at any time from or after the fifty-fifth (55th) Scheduled Trading Day prior to the anticipated effective date of such transaction to, and including, the thirty-fifth (35th) Trading Day following the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date.  The Company will notify the Holders and the Trustee, in the manner provided in Section 9.11, as promptly as practicable following the date the Company publicly announces such transaction, but in no event less than fifty-five (55) Scheduled Trading Days prior to the anticipated effective date of such transaction.

(v)           If, prior to the close of business on the Business Day immediately preceding December 1, 2013, the Company calls the Notes for redemption pursuant to Article 10, then Holders may surrender their Notes for conversion at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Redemption Date, even if the Notes are not otherwise convertible at such time, after which time the Holder’s right to convert will expire unless the Company defaults in the payment of the Redemption Price.  With respect to any Notes that are converted following a Redemption Notice, the Company will increase the Conversion Rate for the Notes so surrendered for conversion by a number of Additional Shares as described under Section 9.06.

(b)       Notes may not be converted after the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date.

SECTION 9.02 Conversion Procedures.

(a)       Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.

(b)       In order to exercise the conversion privilege with respect to any interest in a Global Note, the Holder must comply with the Depositary’s procedures for converting a beneficial interest in a Global Note and pay the funds, if any, required by Section 2.03(c) to which such converting Holder is not entitled and, if required, pay all transfer taxes pursuant to Section 9.08, if any.  In order to exercise the conversion privilege with respect to any Physical Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

(i)            complete and manually sign the conversion notice on the back of the Note (the “Conversion Notice”) or facsimile of the Conversion Notice and deliver such notice, which is irrevocable, to the Conversion Agent;

(ii)           surrender the Note to the Conversion Agent;

(iii)          if required, furnish appropriate endorsements and transfer documents,

(iv)          if required, pay all transfer or similar taxes; and

(v)           make any payment required under Section 2(c) to which such Holder is not entitled.

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.”  The Trustee will, as promptly as possible, provide the Company with notice of any conversion exercised by Holders of which a Responsible Officer becomes aware.

(c)       Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued.  All such Notes surrendered for conversion shall, unless any shares issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(d)       In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to such Holder, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

(e)       Each conversion shall be deemed to have been effected as to any Notes (or portion thereof) surrendered for conversion on the relevant Conversion Date, and with respect to any shares of Common Stock that are issuable upon such conversion: (i) if such conversion was subject to a Physical Settlement, the Person in whose name the certificate or certificates for such shares of Common Stock will be registered, shall become the holder of record of such shares as of the close of business on the Conversion Date; and (ii) if such conversion was subject to a Combination Settlement, the Person in whose name the certificate or certificates for such shares of Common Stock will be registered, shall become the holder of record of such shares as of the close of business on the last Trading Day of the related Observation Period.

(f)        Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(g)       If a Holder has submitted any Notes for repurchase pursuant to Section 3.01(a), such Notes may be converted only if the Holder submits a withdrawal notice in accordance with Section 3.02 prior to the Fundamental Change Repurchase Expiration Time.

SECTION 9.03 Payment Upon Conversion

(a)       Upon any conversion of any Note, the Company shall deliver to converting Holders, in respect of each $1,000 principal amount of Notes being converted, at the Company’s election, in full satisfaction of the Company’s conversion obligation, any of (1) shares of Common Stock, together with cash in lieu of fractional shares, if any (a “Physical Settlement”), (2) a cash payment without any delivery of shares of Common Stock (a “Cash Settlement”) or (3) a combination of cash and shares of Common Stock, together with cash in lieu of fractional shares, if any (a “Combination Settlement”), in each case, as set forth below.  For conversions:

(i)            that occur prior to December 1, 2013, and provided that the Company has not called the Notes for redemption pursuant to Article 10, by the close of business on the Business Day following the Conversion Date, the Company will notify converting Holders of the relevant Settlement Method and, if the Company elects a Combination Settlement, the dollar amount of the conversion obligation (the “Cash Amount”) that will be settled in cash;

(ii)           that occur after the Company has mailed a Redemption Notice in accordance with Section 10.03, the Company will notify Holders of the relevant Settlement Method and, if applicable, the Cash Amount in the Redemption Notice (which will apply to all such conversions, even if the Company has specified a Settlement Method and Cash Amount for conversions that occur after December 1, 2013 as described in clause (iii) below);

(iii)          that occur after December 1, 2013, the Company will notify Holders of the relevant Settlement Method and, if applicable, the related Cash Amount, by notice on or prior to December 1, 2013 (which will apply to all conversions following December 1, 2013, unless the Company calls the Notes for redemption pursuant to Article 10, in which case the Settlement Method and related Cash Amount in the Redemption Notice will apply as set forth in clause (ii) above).

If the Company does not specify a Settlement Method as set forth above, then Physical Settlement will apply.  Except as described in the parentheticals to clauses (ii) and (iii) above, any such notice of a Settlement Method may not be revoked.

(b)       If the Company has elected or is deemed to have elected a Physical Settlement with respect to any Notes tendered for conversion, the Company shall deliver, for each $1,000 principal amount of Notes, a number of shares of Common Stock equal to the Conversion Rate, together with cash in lieu of fractional shares.  Except for conversions upon a Make-Whole Fundamental Change as provided in Section 9.06 the Company shall deliver such shares of Common Stock on (1) the third Business Day following the Conversion Date, in the case of a Physical Settlement with respect to a Conversion Date (A) on or prior to the Business Day immediately preceding December 1, 2013 or (B) that occurs after the Company has mailed a Redemption Notice, or (2) on the third Business Day following the last day of the applicable Observation Period, in the case of a Physical Settlement with respect to a Conversion Date on or after December 1, 2013 where the Company has not delivered a Redemption Notice in accordance with Section 10.03.

(c)       If the Company has elected a Cash Settlement with respect to any Notes tendered for conversion, the Company shall deliver, for each $1,000 principal amount of Notes, a cash payment equal to the sum of the Daily Conversion Values for each of the fifty (50) Trading Days during the relevant Observation Period.  Except for conversions upon a Make-Whole Fundamental Change as provided in Section 9.06, the Company shall make such payment on the third Business Day following the last day of the applicable Observation Period.

(d)       If the Company has elected a Combination Settlement with respect to any Notes tendered for conversion, the Company shall deliver, for each $1,000 principal amount of Notes, the sum of the Daily Settlement Amounts for each of the fifty (50) Trading Days during the relevant Observation Period.

The “Daily Settlement Amount” for each of the fifty (50) Trading Days during the Observation Period shall consist of:

(i)            cash in an amount equal to the lesser of (i) 2% of the Cash Amount specified by the Company in the notice regarding the chosen Settlement Method (the “Daily Cash Amount”) and (ii) the Daily Conversion Value on such Trading Day; and

(ii)           if the Daily Conversion Value on such Trading Day exceeds the Daily Cash Amount, a number of shares of Common Stock (together with cash in lieu of any fractional shares) equal to (i) the difference between such Daily Conversion Value and the Daily Cash Amount, divided by (ii) the Daily VWAP on such Trading Day.

Except for conversions upon a Make-Whole Fundamental Change as provided in Section 9.06, the Company shall deliver such cash and shares of Common Stock on the third Business Day following the last day of the applicable Observation Period.

(e)       Upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest (including any Additional Interest, if any), except to the extent specified in Section 2.03.  The Company’s delivery to the Holder of Common Stock, cash or a combination of cash and Common Stock, as applicable, together with any cash payment for any fractional share of Common Stock, into which a Note is convertible will be deemed to satisfy in full the Company’s obligation to pay (i) the principal amount of the Notes so converted and (ii) accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date.  As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(f)        The Company shall not issue fractional shares of Common Stock upon conversion of Notes.  If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.  If any fractional share of Common Stock would be issuable upon the conversion of any Notes, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on:

(i)            if Physical Settlement applies, on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date, and

(ii)           if Combination Settlement applies, the Daily VWAP of the Common Stock on the final Trading Day of the applicable Observation Period.

(g)       Solely for purposes of determining the payments and deliveries due upon conversion under this Section 9.03, and notwithstanding the definition of “Trading Day” contained in Section 1.02, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded.  If the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or quoted, “Trading Day” means a Business Day.

(h)       Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or in connection with a redemption by the Company pursuant to Article 10, the Company shall deliver shares of Common Stock, cash or a combination of cash and shares of Common Stock, as set forth above, at the increased Conversion Rate as described in Section 9.06.  However, if the consideration paid for the Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is comprised entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Company’s conversion obligation shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change and shall be deemed to be an amount equal to the Conversion Rate (including any adjustment as described in Section 9.06 hereof) multiplied by such Stock Price.  In such event, the Company’s conversion obligation shall be determined and paid to Holders in cash on the third Business Day following the relevant Conversion Date.

SECTION 9.04 Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any of the adjustments to the Conversion Rate referred to in clauses (a) (but only with respect to a dividend or distribution), (b), (c) or (d) below if Holders of the Notes participate, at the same time as holders of Common Stock and as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if such Holders held, for each $1,000 principal amount of Notes, a number of shares of Common Stock equal to the Conversion Rate.

As used herein, the “Adjustment Date” for any issuance, dividend or distribution means, the Ex-Dividend Date for such issuance, dividend or distribution.

(a)       If the Company, at any time or from time to time while any of the Notes are Outstanding, exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate will be adjusted based on the following formula:

where

CR0      =        the Conversion Rate in effect immediately prior to the open of business on the Adjustment Date, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1      =        the Conversion Rate in effect immediately after the open of business on such Adjustment Date or effective date, as applicable;

OS0      =        the number of shares of Common Stock outstanding immediately prior to such Adjustment Date or effective date, as applicable; and

OS1      =         the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Such adjustment shall become effective immediately after the open of business on the Adjustment Date for such dividend or distribution, or the effective date for such share split or share combination.  If any dividend or distribution of the type described in this Section 9.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b)       If the Company, at any time or from time to time while any of the Notes are Outstanding, issues to all or substantially all holders of the Common Stock any rights or warrants entitling them for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

where

CR0      =        the Conversion Rate in effect immediately prior to the open of business on the Adjustment Date for such issuance;

CR1      =        the Conversion Rate in effect immediately after the open of business on such Adjustment Date;

OS0      =        the number of shares of Common Stock outstanding immediately prior to the open of business on such Adjustment Date;

X          =        the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y          =         the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.

To the extent such rights or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.  In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed.

(c)       If the Company, at any time or from time to time while the Notes are Outstanding, distributes shares of any class of Capital Stock of the Company, evidences of its Indebtedness, other assets or property of the Company or rights or warrants to acquire the Company’s Capital Stock or other securities to all or substantially all holders of its Common Stock, excluding:

(i)            dividends or distributions as to which an adjustment was effected pursuant to Section 9.04(a) and rights or warrants referred to in Section 9.04(b);

(ii)           dividends or distributions paid exclusively in cash (as set forth below in Section 9.04(d); and

(iii)          Spin-offs to which provisions set forth below in this Section 9.04(c) shall apply;

then the Conversion Rate shall be adjusted based on the following formula:

where

CR0      =        the Conversion Rate in effect immediately prior to the open of business on the Adjustment Date for such distribution;

CR1      =        the Conversion Rate in effect immediately after the open of business on such Adjustment Date;

SP0       =        the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the Adjustment Date for such distribution; and

FMV    =        the Fair Market Value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of Indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of the Common Stock on the Adjustment Date for such distribution.

Such adjustment shall become effective immediately after the open of business on the Adjustment Date for such distribution.  If the Board of Directors determines the Fair Market

Value of any distribution for purposes of this Section 9.04(c) by reference to the actual or when-issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive on the date on which the relevant Capital Stock, evidences of Indebtedness, other assets or property of the Company or rights or warrants to acquire the Common Stock or other securities are distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of Capital Stock, evidences of Indebtedness, other assets or property of the Company or rights or warrants to acquire the Common Stock or other securities such Holder would have received on the record date for such distribution had such Holder owned a number of shares of Common Stock equal to the Conversion Rate as of the Adjustment Date for such distribution.

With respect to an adjustment pursuant to this Section 9.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, in each case listed on a national securities exchange (a “Spin-off”), the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten (10) consecutive Trading-Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph will occur on the last day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references above with respect to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-off and the Conversion Date in determining the Conversion Rate.

If any dividend or distribution of the type described in this Section 9.04(c) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(d)           If any cash dividend or other distribution is made to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Adjustment Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Adjustment Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Adjustment Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

In the case of an adjustment pursuant to this Section 9.04(d), such adjustment shall become effective immediately after the open of business on the Adjustment Date for the relevant dividend or distribution; provided that, if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution, in lieu of the adjustment set forth in this Section 9.04(d) adequate provision shall be made so that each Holder shall have the right to receive on the date on which such cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the Ex-Dividend Date for such distribution.

(e)           If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where

CR0	=

the Conversion Rate in effect immediately prior to the close of business on the tenth (10th)Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=

the Conversion Rate in effect immediately after the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=

the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchanged in such tender or exchange offer); and

SP1	=

the average of the Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading-Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 9.04(e) shall occur at the close of business on the tenth (10th) Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within ten (10) Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate.

If the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f)            For purposes of Section 9.04(c), “record date” shall mean, with respect to any dividend, issuance, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g)           The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company.  Whenever the Conversion Rate is increased pursuant to this Section 9.04(g), the Company shall mail to Holders of record of the Notes a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h)           The Company may make such increases in the Conversion Rate, in addition to any adjustments required by Sections 9.04(a), 9.04(b), 9.04(c), 9.04(d), 9.04(e) or 9.04(g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(i)            All calculations under this Article 9 shall be made by the Company and shall be calculated to the nearest one-ten-thousandth of a share. No adjustment to the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate.  However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate that the Company elects not to make and take them into account upon (1) any Observation Period with respect to a payment on conversion (or, in the case of a Physical Settlement, any Conversion Date), (2) giving a Redemption Notice, (3) the occurrence of a Fundamental Change, (4) the Maturity Date and (5) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Rate by at least 1%.

(j)            Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of Notes.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)           For purposes of this Section 9.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(l)            Notwithstanding the foregoing, if the application of the foregoing formulas would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a share split or a share combination).

(m)          Notwithstanding any of the foregoing, the applicable Conversion Rate will not be adjusted:

(i)            upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)           upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of the Company’s Subsidiaries;

(iii)          upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued;

(iv)          for a change in the par value of the Common Stock; or

(v)           for accrued and unpaid interest and Additional Interest, if any.

(n)           Notwithstanding the Conversion Rate adjustment provisions above, if any Conversion Rate adjustment becomes effective, or any Ex-Dividend Date relating to a required Conversion Rate adjustment occurs, during the period beginning on a Conversion Date and ending on the close of business on the last Trading Day of the corresponding Observation Period, the Board of Directors will make adjustments to the Conversion Rate or the amount of cash or number of shares of Common Stock issuable upon conversion of the Notes, as may be necessary or appropriate to effect the intent of the foregoing Conversion Rate adjustments to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this paragraph will apply in lieu of the adjustment or other term that would otherwise be applicable.  In addition, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Notes would become the record holder of shares of Common Stock as of the related Conversion Date as set forth in Section 9.02(e) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions above, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder.  Instead, such Holder will be deemed to be the record owner of shares on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(o)           Except as stated herein, the applicable Conversion Rate will not be adjusted for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

SECTION 9.05 Adjustment of Average Prices.  Whenever any provision of this Supplemental Indenture requires the Company to calculate Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which such prices are to be calculated.

SECTION 9.06 Adjustments Upon Make-Whole Fundamental Changes and a Redemption Notice.

(a)           If

(i)            a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change; or

(ii)           the Company gives a Redemption Notice for the Notes and a Holder elects to convert its Notes in connection with such redemption;then, in each case, the Company shall, under the certain circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below.  A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Conversion Notice of the Notes is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the thirty-fifth (35th) Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).  A conversion of Notes will be deemed for these purposes to be “in connection” with a redemption of Notes if the Holder converts the Notes on a date from, and including, the date the Company gives Holders the Redemption Notice up to, and including, the third Scheduled Trading Day prior to the Redemption Date.

(b)           The number of Additional Shares by which the Conversion Rate will be increased will be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective or the date upon which the Company gives its Redemption Notice (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change.  If the holders of the Common Stock receive only cash in such Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, and in the case of a conversion upon the Company giving a Redemption Notice, the Stock Price shall be the average of the Last Reported Sale Prices of Common Stock over the five (5) Trading-Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change or the date which the Company gives its Redemption Notice, as the case may be.

(c)           The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted.  The adjusted Stock Prices shall equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner as the Conversion Rate as set forth in Section 9.04.

The following table sets forth the number of Additional Shares per $1,000 principal amount of Notes for each Stock Price and Effective Date set forth below:

	Stock Price
Effective date	$8.54	$9.50	$10.00	$11.00	$12.50	$15.00	$17.50	$20.00	$25.00	$30.00	$40.00	$50.00
6/3/2009	23.4192	22.9595	21.0236	17.8442	14.3177	10.4635	8.0310	6.3848	4.3324	3.1218	1.7793	1.0700
6/1/2010	23.4192	22.2882	20.2325	16.8945	13.2650	9.4200	7.0832	5.5526	3.7110	2.6597	1.5156	0.9130
6/1/2011	23.4192	21.7309	19.4595	15.8255	11.9789	8.0845	5.8542	4.4708	2.9069	2.0652	1.1779	0.7114
6/1/2012	23.4192	20.1880	17.6727	13.7344	9.7361	5.9795	4.0411	2.9530	1.8532	1.3157	0.7656	0.4685
6/1/2013	23.4192	17.2208	14.3376	10.0014	5.9640	2.7782	1.5310	1.0056	0.6136	0.4510	0.2743	0.1704
6/1/2014	23.4192	11.4420	6.2228	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(1)           If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(2)           If the Stock Price is greater than $50.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the table above), no Additional Shares shall be added to the Conversion Rate.

(3)           If the Stock Price is less than $8.54 per share (subject to adjustment in the same manner as the Stock Prices as set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 117.0960 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 9.04.

(d)           The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five (5) Business Days after such Effective Date.

SECTION 9.07 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.  If any of the following events occur:

(a)           any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination);

(b)           any consolidation, merger or combination involving the Company; or

(c)           any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(d)           any statutory share exchange;

in each case of clauses (a) – (d) as a result of which the Common Stock would be converted into, or exchanged for stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) providing that at and after the effective time of such Merger Event, the right of a Holder to convert a Note will be changed into a right to convert such Note as set forth in this Supplemental Indenture into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the type and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event. However, at and after the effective time of the Merger Event (x) the amount otherwise payable in cash upon conversion of the Notes as set forth in Section 9.03 will continue to be payable in cash, (y) the number of shares of Common Stock otherwise deliverable upon conversion of the Notes as set forth in Section 9.03 will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (z) the Daily VWAP will be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), (x) the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such election and (y) the unit of Reference Property for purposes of the foregoing sentence shall refer to the consideration referred to in clause (x) attributable to one share of Common Stock.

The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 9.07.  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 9 in the judgment of the Board of Directors or the board of directors of the successor Person.  If, in the case of any such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such reorganization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, then such supplemental indenture shall also be executed by such other Person.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.  The above provisions of this Section 9.07 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.  If this Section 9.07 applies to any Merger Event, Section 9.04 shall not apply.

SECTION 9.08 Taxes on Shares Issued.  Any issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, stamp or any similar issue or transfer tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in any name other than that of the Holder of any Notes converted.

SECTION 9.09 Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be converted by a single Holder).

Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

SECTION 9.10 Responsibility of Trustee.  The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 9.  The rights, privileges, protections, immunities and benefits given to the Trustee under this Supplemental Indenture and the Original Indenture, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent and if it is so appointed by the Company and accepts such appointment, as Bid Solicitation Agent.

SECTION 9.11 Notice to Holders Prior to Certain Actions.  Unless a notice has been provided under Section 9.01(a)(iii) or Section 9.01(a)(iv), as applicable, in case:

(a)           the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 9.04; or

(b)           the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 9.04; or

(c)           of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company; or

(d)           of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Securityholder at such Holder’s address appearing on the list of Securityholders provided for in Section 2.07 of the Original Indenture, as promptly as practicable but in any event at least 30 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 9.12 Stockholder Rights Plan.  Each share of Common Stock issued upon conversion of Notes pursuant to this Article 9 shall be entitled to receive, in addition to any shares of Common Stock received in connection with such conversion, rights under the rights plan, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time.  If prior to any conversion, however, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, shares of the Company’s Capital Stock, evidences of Indebtedness, assets, property, rights or warrants as described in Section 9.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

SECTION 9.13 Company Determination Final.  Any determination that the Company or the Board of Directors must make pursuant to this Article 9 shall be conclusive if made in good faith, absent manifest error.

ARTICLE 10

Optional Redemption

SECTION 10.01 Redemption Rights.  Article 3 of the Original Indenture will not apply to the Notes.  The Notes shall be redeemable at the Company’s option in accordance with this Article 10 in whole but not in part, at any time on or after June 5, 2012 if the Last Reported Sale Price of the Common Stock for twenty (20) or more Trading Days in a period of 30 consecutive Trading Days ending on the Trading Day prior to the date the Company provides a Redemption Notice in accordance with this Article 10 exceeds 150% of the Conversion Price in effect on each such Trading Day.  The Company may elect to redeem all, but not less than all, of the Notes pursuant to this Section 10.01 by providing notice to the Trustee, the Paying Agent and each Holder of such Notes in accordance with Section 10.03 not less than fifty-five (55) Scheduled Trading Days nor more than 90 calendar days prior to the Redemption Date for such Notes; provided that the Company may not redeem the Notes pursuant to this Article 10 if the Redemption Date would be after the Maturity Date.  The Redemption Date must be a Business Day.

SECTION 10.02 Redemption Price  The “Redemption Price” for the Notes shall be an amount equal to 100% of the principal amount of the Notes being redeemed, plus any accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Redemption Date. If the Redemption Date falls after a Regular Record Date for the payment of interest and on or prior to the immediately succeeding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid interest, including Additional Interest, if any, payable on such Interest Payment Date to the holder of record as of the close of business on such Regular Record Date and the Redemption Price shall be an amount equal to 100% of the principal amount of the Notes being redeemed.

SECTION 10.03 Redemption Notice.  Notice of redemption (a “Redemption Notice”) shall be given by first-class mail, postage prepaid, to each Holder of Notes to be redeemed, at the address of such Holder as it appears in the Securities Register.

(a)   The Redemption Notice shall state:

(i)            the Redemption Date (which must be a Business Day);

(ii)           the Redemption Price;

(iii)          that on the Redemption Date, the Redemption Price will become due and payable upon each such Note, and that interest thereon, if any, shall cease to accrue on and after said date;

(iv)          the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)           that Holders may surrender their Notes for conversion at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Redemption Date;

(vi)          the procedures a converting Holder must follow to convert its Notes and the Settlement Method and related Cash Amount, if applicable;

(vii)         the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 9.06; and

(viii)        the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

(b)   A Redemption Notice shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided that the Company shall have delivered to the Trustee, at least five (5) Business Days before the Redemption Notice is required to be mailed (or such shorter period agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the complete form of such notice and the information to be stated in such notice.

(c)   A Redemption Notice shall not be irrevocable.

(d)   A Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not a Holder receives such notice. In any case, a failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Note shall not affect the validity of the proceedings for the redemption of any other Note.

SECTION 10.04 Payment of Notes Called for Redemption.

(a)   If any Redemption Notice has been given in respect of the Notes in accordance with Section 10.03, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price.  On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)   Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06 of the Original Indenture an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made promptly after the later of:

(i)            the Redemption Date for such Notes; and

(ii)           the time of presentation of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 10.04.

The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

(c)   Any cash amounts due upon redemption in respect of Notes presented for redemption shall be paid by the Company to such Holder, or such Holder’s nominee or nominees.

SECTION 10.05 Restrictions on RedemptionThe Company may not redeem the Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded on or prior to the Redemption Date.

ARTICLE 11

Miscellaneous

SECTION 11.01 Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.02 No Recourse Against Others.  No director, officer, employee, incorporator, stockholder or partner of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release shall be part of the consideration for the issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 11.03 Severability Clause.  In case any provision in the Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 11.04 Calculations.  Except as otherwise provided in this Supplemental Indenture, the Company will be responsible for making all calculations called for under the Indenture and the Notes. The Company upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

SECTION 11.05 Recitals.  The recitals herein and in the Notes, except the Trustee’s certificate of authentication, are deemed to be those of the Company and not of the Trustee and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 11.06 Ratification of Original Indenture.  The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided. For the avoidance of doubt, each of the Company and each Holder of Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded the Trustee under the Original Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, as if set forth herein in full.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

TAKE-TWO INTERACTIVE SOFTWARE, INC.,
as Issuer

By:	/s/ Lainie Goldstein
	Name:	Lainie Goldstein
	Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee,

By:	/s/ Kimberly Davidson
	Name:	Kimberly Davidson
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

4.375% Convertible Senior Note due 2014

No. [ ]	Initially $138,000,000

CUSIP No.: 874054 AA7
ISIN: US874054AA76

Take-Two Interactive Software, Inc., a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns, ONE HUNDRED THIRTY EIGHT MILLION DOLLARS ($138,000,000) (or such lesser principal amount as shall be specified in the “Schedule of Exchanges of Securities” attached hereto) on June 1, 2014 unless earlier converted, redeemed or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture.

This Note shall bear interest at a rate of 4.375% per annum from June 3, 2009 or from the most recent date to which interest had been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid.  Interest on this Note will be computed on the basis of a 360-day year composed of twelve 30-day months.  Interest is payable semi-annually in arrears on each June 1 and December 1, commencing on December 1, 2009, to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest.  Additional Interest will be payable at the option of the Company on the terms set forth in Section 6.03 of the within-mentioned Supplemental Indenture.

The Company shall pay principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.  The Company shall pay principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose.  The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its Corporate Trust Office in New York, New York as a place where Notes may be presented for payment or for registration of transfer.  The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar.  Interest on the Notes (other than Notes that are Global Notes) will be payable (i) to Holders of the Notes having an aggregate principal amount of Notes of $5,000,000 or less, by check mailed to the Holders of these Notes at their address in the Security Register and (ii) to Holders having an aggregate principal amount of Notes in excess of $5,000,000, either by check mailed to each Holder at its address in the Security Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.  This Note, for all purposes, shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, TAKE-TWO INTERACTIVE SOFTWARE, INC. has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated: June 3, 2009

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated: June 3, 2009

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

TAKE-TWO INTERACTIVE SOFTWARE, INC.
4.375% Convertible Senior Note due 2014

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture dated as of June 3, 2009, as amended and supplemented from time to time in accordance with the terms thereof (herein called the “Original Indenture”) and as further supplemented by the Supplemental Indenture dated as of June 3, 2009 (herein called the “Supplemental Indenture” and the Original Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and The Bank of New York Mellon, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

This Note shall be redeemable at the Company’s option in accordance with Article 10 of the Supplemental Indenture.  This Note is not subject to redemption at the option of the Company prior to June 5, 2012 and, for the avoidance of doubt, this Note is not subject to the provisions of Article 3 of the Original Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to and upon compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture and prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or multiples thereof at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.  In accordance with the Indenture, the Company may elect to pay or deliver, as the case may be, shares of its Common Stock, cash or a combination of cash and shares of Common Stock in respect of the conversion obligation upon conversion of any Notes.  The initial Conversion Rate shall be 93.6768 shares of Common Stock for each $1,000 principal amount of Notes, as the same may be adjusted pursuant to the terms of the Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Redemption Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to the Trustee or Paying Agent, as the case may be and as set forth in the Indenture, to collect such payments in respect of the Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

If an Event of Default occurs and is continuing, unless the principal of all of the Notes has already become due and payable, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes by notice to the Company and the Trustee, may declare the principal of and accrued interest, if any (including Additional Interest, if any), on all the Notes to be due and payable.  As described in the Indenture, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any of its Subsidiaries occurs, the principal of, premium, if any, and accrued interest, if any (including Additional Interest, if any) on all the Notes will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest (including Additional Interest, if any) on this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon presentation of this Note to the Registrar or co-registrar with a request to register a transfer.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name the Note is registered as the absolute owner of the Note for all purposes, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar will be affected by notice to the contrary.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT	Custodian
(Cust)

TEN ENT - as tenants by the entireties
(Minor)

JT TEN - as joint tenants with right of Survivorship and not as tenants in common	Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF SECURITIES

TAKE-TWO INTERACTIVE SOFTWARE, INC.
4.375% Convertible Senior Notes due 2014

The initial principal amount of this registered Global Note is ONE HUNDRED THIRTY EIGHT MILLION DOLLARS ($138,000,000).  The following, exchanges, purchases or conversions of a part of this Registered Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

EXHIBIT B

[FORM OF NOTICE OF CONVERSION]

To:          Take-Two Interactive Software, Inc.

                The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is $1,000 or an integral multiple hereof) below designated, into shares of Common Stock of Take-Two Interactive Software, Inc., a combination of cash and shares of Common Stock of Take-Two Interactive Software, Inc. or into cash, at the Company’s discretion, in accordance with the terms of the Indenture referred to in this Note and directs that cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any check in payment for fractional shares of Common Stock, and any Notes representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below.  Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the open of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Note to be converted.  If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

B-1

Fill in for registration of any shares of Common Stock and Notes if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address (including zip code number)

Social Security or other Taxpayer
Identifying Number

B-2

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:          Take-Two Interactive Software, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Take-Two Interactive Software, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest (including Additional Interest, if any) thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all):
$ , 000

NOTICE: The signature on the Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                             hereby sell(s), assign(s) and transfer(s) unto                                                (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                    to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed
by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

D-1